EXHIBIT 10.1

FIRST AMENDMENT TO THE
AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

          This First Amendment (“Amendment”) to the Agreement and Plan of Reorganization and Merger dated October 6, 2006 (the “Original Agreement”) is entered as of December 1, 2006, by and among United Security Bancshares, a California corporation (“Bancshares”); United Security Bank, a California banking corporation and wholly-owned subsidiary of Bancshares (“USB”) and Legacy Bank, N.A. a national banking association (“Legacy”).

RECITALS:

          WHEREAS, Bancshares, USB and Legacy entered into the Original Agreement, and the parties desire to amend the Original Agreement by this Amendment to lift the $25 cap on the Average Closing Price as defined in the Original Agreement.

          NOW, THEREFORE, in consideration of these premises and mutual covenants herein contained, Bancshares, USB and Legacy hereby agree as follows:

          1.          Definition of Average Closing Price.  The definition of “Average Closing Price” in the Definitions section of Article I of the Original Agreement is amended in its entirety as follows:

“Average Closing Price” shall mean the average of the daily closing price of a share of Bancshares Common Stock reported on the NASDAQ Global Select Market during the 20 consecutive trading days ending at the end of the fifth trading day immediately preceding the Effective Time, provided that in no event shall the Average Closing Price be more than $25.00.

          2.          Condition to Closing.  Section 7.1.6 of the Original Agreement is amended to read in its entirety as follows:

          7.1.6  The Average Closing Price shall not be less than $20.00.

          3.          References.  Upon execution and delivery of this Amendment, all references in the Original Agreement to the “Agreement,” and the provisions thereof, shall be deemed to refer to the Original Agreement, as amended by this Amendment.

          4.          No Other Amendments or Changes.  Except as expressly amended or modified by this Amendment, all of the terms and conditions of the Original Agreement shall remain unchanged and in full force and effect.

          5.          Definitions.  All capitalized terms used herein and not otherwise defined or amended shall have the meanings given to them in the Original Agreement.

          IN WITNESS WHEREOF, Bancshares, USB and Legacy have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

United Security Bancshares		Legacy Bank

By:	/s/ Ronnie D. Miller	By:	Gary L. Hong

Name:	Ronnie D. Miller	Name:	Gary L. Hong

By:	/s/ Dennis R. Woods	By:	Thomas E. Ray

Name:	Dennis R. Woods	Name:	Thomas E. Ray

United Security Bank

By:	/s/ Ronnie D. Miller

Name:	Ronnie D. Miller

By:	/s/ Dennis R. Woods

Name:	Dennis R. Woods